Exhibit 99.1

ZHONGCHAI HOLDING (HONG KONG) LIMITED
AND SUBSIDIARIES

CONTENTS

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PAGE	F-2 – F-3	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018
PAGE	F-4	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
PAGE	F-5	CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
PAGE	F-6 – F-7	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)
PAGE	F-8 – F-25	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)

PAGE	F-26	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
PAGE	F-27 – F-28	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2018 AND 2017
PAGE	F-29	CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
PAGE	F-30	CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
PAGE	F-31 – F-32	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
PAGE	F-33 – F-55	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018
(IN U.S. DOLLARS)

	June 30 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$4,714,552	$3,377,564
Restricted cash	562,945	3,405,044
Notes receivables	14,972,902	16,342,689
Accounts receivable, net of allowance for doubtful accounts of $1,018,588 and $906,138, respectively	12,856,480	10,176,069
Inventories (net of provision for slow moving inventory of $193,906 and $178,107, respectively)	12,419,855	12,400,474
Advance to suppliers	49,345	32,878
Prepayments and Other current assets	236,090	2,511,124
Total Current Assets	$45,812,169	$48,245,842

Non-current asset
Property, plant and equipment, net	21,046,378	20,451,129
Construction in progress	280,667	1,607,324
Land use rights, net	3,964,270	3,888,756
Due from related parties	34,030,261	32,861,718
Deferred tax assets	533,908	578,652
Goodwill	3,947	3,954
Other non-current assets	801,836	2,913
Total non-current assets	$60,661,267	$59,394,446
TOTAL ASSETS	$106,473,436	$107,640,288

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
AS OF JUNE 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018
(IN U.S. DOLLARS)

	June 30 2019	December 31, 2018
	(Unaudited)
Current Liabilities
Notes payable-bank acceptance notes	$12,433,153	$17,120,504
Short-term bank loans	19,059,464	19,620,585
Accounts payable	16,710,619	14,971,444
Taxes payables	97,675	155,346
Customer deposits	62,941	68,588
Due to related parties	3,617,753	3,309,998
Other current liabilities	2,706,477	4,203,881
Long-term payables – current portion	2,556,449	—
Total current liabilities	$57,244,531	$59,450,346

Long-term liabilities
Long-term bank loans	1,818,235	6,556,708
Long-term payables	2,670,621	—
Other long-term liabilities	2,206,984	1,994,366
Total long-term liabilities	$6,695,840	$8,551,074
TOTAL LIABILITIES	$63,940,371	$68,001,420

EQUITY
Ordinary shares, $0.00129 par value, 1,000,000 shares authorized	1,290	1,290
Additional paid-in capital	12,300,015	12,300,015
Retained earnings	21,863,375	19,191,427
Accumulated other comprehensive income	447,218	525,483
Total shareholders’ equity	$34,611,898	$32,018,215
Non-controlling interest	7,921,167	7,620,653
TOTAL EQUITY	$42,533,065	$39,638,868

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$106,473,436	$107,640,288

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN U.S. DOLLARS)

	For the six months ended June 30,
	2019	2018
REVENUES	$28,550,770	$36,005,561
COST OF GOODS SOLD	21,925,996	26,756,080
GROSS PROFIT	6,624,774	9,249,481
Selling expenses	598,096	595,928
General and administrative expenses	890,293	1,270,563
Research and development expenses	1,150,779	1,190,476
Total operating expenses	$2,639,168	$3,056,967

INCOME FROM OPERATIONS	$3,985,606	$6,192,514
Interest income	13,093	15,214
Interest expense	(877,543)	(831,074)
Other income	462,047	292,749
INCOME BEFORE INCOME TAX	$3,583,203	$5,669,403
INCOME TAX	576,951	984,051
NET INCOME	$3,006,252	$4,685,352

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(112,055)	(599,437)
TOTAL OTHER COMPREHENSIVE LOSS	(112,055)	(599,437)
TOTAL COMPREHENSIVE INCOME	2,894,197	4,085,915

NET INCOME ATTRIBUTABLE TO ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES	$2,671,948	$4,182,074
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	334,304	503,278
NET INCOME	$3,006,252	$4,685,352
TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:	2,894,197	4,085,915
OWNERS OF ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES	2,593,683	3,815,838
NONCONTROLLING INTEREST	$300,514	$270,077

EARNINGS PER ORDINARY SHARE
Basic and diluted	2.67	4.18

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN U.S. DOLLARS, EXCEPT FOR SHARE DATA)

	Total Zhongchai Holding (Hong Kong) Limited Shareholders’ Equity
	Ordinary Shares					Accumulated
	$0.00129 Par Value		Additional Paid-in	Treasury stock		Other Comprehensive	Statutory	Retained	Non-controlling
	Shares	Amount	Capital	Shares	Amount	Income/(loss)	Reserve	Earnings	Interest	Total
Balance at December 31, 2017 (Audited)	1,000,000	1,290	12,300,015	—	—	1,573,232	—	13,308,953	7,895,112	35,078,602
Net income	—	—		—	—		—	4,182,074	503,278	4,685,352
Foreign currency translation adjustment	—	—		—	—	(366,236)	—	—	(233,201)	(599,437)
Balance at June 30, 2018 (Unaudited)	1,000,000	1,290	12,300,015	—	—	1,206,996	—	17,491,027	8,165,189	39,164,517

Balance at December 31, 2018 (Audited)	1,000,000	1,290	12,300,015	—	—	525,483	—	19,191,427	7,620,653	39,638,868

Net income	—	—	—	—	—	—	—	2,671,948	334,304	3,006,252
Foreign currency translation adjustment	—	—	—	—	—	(78,265)	—	—	(33,790)	(112,055)
Balance at June 30, 2019 (Unaudited)	1,000,000	$1,290	$12,300,015	—	—	$447,218	—	$21,863,375	$7,921,167	$42,533,065

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN U.S. DOLLARS)

	For the six months ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,006,252	$4,685,352

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,141,549	570,479
Loss on disposal of property and equipment	99	9,048
Allowance for doubtful accounts	31,490	629,753
Investment (loss)	(82,447)	(142,241)

Changes in operating assets and liabilities:
Increase (Decrease) In:
Accounts receivable	(2,854,451)	(10,401,860)
Notes receivable	1,395,085	5,461,101
Inventories	(171,162)	(3,036,170)
Advance to suppliers	(16,775)	35,277
Other current and noncurrent assets	313,325	(198,495)
Deferred tax assets	44,434	(110,153)
Due from related parties	397	(579,075)

Increase (Decrease) In:
Accounts payable	2,193,016	5,474,291
Notes payable	(1,849,907)	(1,743,245)
Customer deposits	(5,616)	(286,270)
Other current liabilities	(36,589)	(253,042)
Income tax payable	(58,285)	(589,735)
Due to related parties	(39,258)	323,753
Other long-term liabilities	219,278	326,552
NET CASH PROVIDED BY OPERATING ACTIVITES	$3,230,435	$175,320

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED, IN U.S. DOLLARS)

	For the six months ended June 30,
	2019	2018
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	$(826,008)	$(3,769,920)
Proceeds from sale of property, plant and equipment	—	2,273
Purchases of land use rights and other intangible assets	(128,335)	—
Short term investment in cash management products	2,215,167	6,184,437
Collection of Investment income	82,447	142,241
NET CASH PROVIDED BY INVESTING ACTIVITES	$1,343,271	$2,559,031

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	$17,674,075	$3,131,361
Repayments of short-term bank loans	(18,210,145)	(391,420)
Repayments of long-term bank loans	(4,799,527)	—
Bank acceptance deposit	(2,879,623)	(363,514)
Loans from related parties	1,993,650	—
Repayment of loans from related parties	(1,476,778)	—
Repayment of loans from third parties	(1,476,778)	(2,677,313)
Dividend paid	(1,407,172)	—
Proceeds from long-term payables	6,172,931	—
Deposits for the long-term payables	(819,612)	—
Repayment of long-term payables	(678,182)	—
Financing expense for the long-term payables	(187,939)	—
NET CASH USED IN FINANCING ACTIVITES	$(6,095,100)	$(300,886)
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(1,521,394)	$2,433,465
Effect of exchange rate changes on cash	16,283	(77,642)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	6,782,608	5,194,071
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$5,277,497	$7,549,894
Bank balances and cash	4,714,552	4,066,861
Bank balances and cash included in assets classified as restricted cash	562,945	3,483,033

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	431,798	1,683,939
Interest paid	678,732	957,660

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Zhongchai Holding (Hong Kong) Limited, (“Zhongchai Holding” or the “Company”) was established on April 23, 2009 in Hong Kong Special Administrative Region of the People’s Republic of China.

The Company’s Shareholders

Currently, Cenntro Holding Limited owns 100% of Zhongchai Holding’s outstanding ordinary shares. Cenntro Holding Limited is controlled and beneficially owned by Mr. Peter Zuguang Wang, chairman of the Company.

The Company’s Subsidiaries

Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), the subsidiary of the Company, is the sole shareholder of Zhejiang Shengte Transmission Co., Ltd. (“Shengte”). Zhejiang Zhongchai also owns 62.5% of Shanghai Hengyu Enterprise Management Consulting Co., Ltd. (“Hengyu”). Hangzhou Greenland Robotics Technologies Co., Ltd. (“Hangzhou Greenland”) is a wholly-owned subsidiary of the Company.

Zhejiang Zhongchai

Zhejiang Zhongchai, a limited liability company registered on November 21, 2005, is the direct operating subsidiary of Zhongchai Holding in China. On April 5, 2007, Usunco Automotive Limited (“Usunco”), a British Virgin Islands limited liability company incorporated on April 24, 2006, invested $8,000,000 USD into Zhejiang Zhongchai for its approximately 75.47% interest. On December 16, 2009, Usunco agreed to transfer its 75.47% interest in Zhejiang Zhongchai to Zhongchai Holding. On April 26, 2010, Xinchang County Keyi Machinery Co., Ltd. transferred all its 24.528% interest in Zhejiang Zhongchai to Zhongchai Holding for a consideration of US$2.6 million. On November 1, 2017, Xinchang County Jiuxin Investment Management Partnership (LP) (“Jiuxin”), an entity controlled and beneficially owned by Mr. Mengxing He, president of Zhejiang Zhongchai, closed its investment of approximately RMB31,590,000 in Zhejiang Zhongchai for 10.53% of its interest. As of June 30, 2019, Zhongchai Holding owns approximately 89.47% of Zhejiang Zhongchai and Jiuxin owns approximately 10.53% of Zhejiang Zhongchai.

Through Zhejiang Zhongchai, the Company has been engaged in the manufacture and sale of transmission systems mainly for forklift trucks since 2006. These forklift trucks are used in manufacturing and logistics applications, such as factory, workshop, warehouse, fulfillment centers, shipyards and seaports. The transmission systems are the key components for the forklift trucks. The Company supplies transmission systems to forklift truck manufacturers. Its transmission systems fit for forklift trucks ranging from 1 to 15 tons, with either mechanical shift or automatic shift. All the products are currently manufactured at the Company’s facility in Xinchang, Zhejiang Province, China and are sold to both domestic and oversea markets. The Company plans to move to its new factory in Zhejiang Province, China, by the end of 2019.

Shengte

Shengte is a limited liability company registered on February 24, 2006 in Xinchang High-Tech Industrial Park, Zhejiang, China.

Shengte manufactures parts of transmission boxes for Zhejiang Zhongchai. All the parts are manufactured in the Company’s Xinchang facility and are sold internally to Zhejiang Zhongchai.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Hengyu

Hengyu is a limited liability company registered on September 10, 2015 in Shanghai Free Trade Zone, Shanghai, China. Hengyu holds no assets other than an account receivable owed by Cenntro Holding Limited. Main business of Hengyu are investment management and consulting services.

As of June 30, 2019, the subsidiaries of the Company were as follows:

Name	Domicile and Date of Incorporation	Paid-in Capital		Percentage of Effective Ownership	Principal Activities
Zhejiang Zhongchai Machinery Co., Ltd.	PRC November 21, 2005	USD	28,612,943	89.47%	Manufacture, sale of various transmission boxes
Zhejiang Shengte Transmission Co., Ltd.	PRC February 24, 2006	RMB	5,000,000	89.47%	Manufacture and sale of parts of transmission box
Shanghai Hengyu Enterprise Management Consulting Co., Ltd.	PRC September 10, 2015	RMB	251,500,000	55.92%	Investment management and consulting services.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Zhongchai Holding (Hong Kong) Limited and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from those estimates.

Non-controlling Interest

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 810 Consolidation (“ASC 810”) and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”). The functional currency of the Company is Renminbi (“RMB”). The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting transaction adjustments are recorded as a component of shareholders’ equity. Gains and losses from foreign currency transactions are included in net income.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the six months ended June 30,
	2019	2018
Period end RMB: US$ exchange rate	6.8748	6.6166
Period average RMB: US$ exchange rate	6.7715	6.3870

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Revenue Recognition

In accordance with the ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution and sale of own products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which had been levied at the rate of 17% on the invoiced value of sales until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Revenues are recognized at a point in time once the Company has determined that the customer has obtained control over the product. Control is typically deemed to have been transferred to the customer when the performance obligation is fulfilled, usually at the time of delivery, at the net sales price (transaction price) and each of the criteria under ASC 606 have been met. Contract terms may require the Company to deliver the finished goods to the customers’ location or the customer may pick up the finished goods at the Company’s factory. International sales are recognized when shipment clears customs and leaves the port.

The Company started adoption of ASC 606 for the fiscal year ended December 31, 2018, using the transition method of Modified-Retrospective Method (“MRM”). The adoption of ASC 606 had no impact on the Company’s beginning balance of retained earnings.

The Company’s contracts are predominantly short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC Topic 606 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. Receivables are recorded when the Company has an unconditional right to consideration.

Contracts do not offer any chargeback or price protection. The Company experienced no product returns and recorded no reserve for sales returns for the six months ended June 30, 2019 and 2018, respectively.

The following table sets forth disaggregation of revenue:

	For the six months ended June 30,
Major Product	2019	2018
Transmission boxes for Forklift	25,778,879	31,131,229
Transmission boxes for Non-Forklift (EV, etc.)	2,771,891	4,874,332
Total	28,550,770	36,005,561

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Selling Expenses

Selling expenses include operating expenses such as payroll and traveling and transportation expenses.

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, deprecation for office facility and office equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses.

Research and Development

Research and development costs are expensed as incurred and totaled approximately $1,150,779 and $1,190,476 for the six months ended June 30, 2019 and 2018, respectively. Research and development costs are incurred on a project specific basis.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits of $98,563 and $120,306 were charged to operations for the six months ended June 30, 2019 and 2018, respectively.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2019, the Company did not have a liability for unrecognized tax benefits. It is unlikely that the amount of liability for unrecognized tax benefits will significantly change over the next 12 months. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will always remain open for examination by the local authorities.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Value-Added Tax

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws. The VAT standard rate had been 17% of the gross sale price until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment, an enterprise established in the PRC with foreign investment is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign enterprise is required to allocate at least 10% of its annual after-tax profit to the General Reserve Fund until the balance of such fund has reached 50% of its respective registered capital. A non-wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. Appropriations to the Enterprise Expansion Fund and Staff Welfare and Bonus Fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

Comprehensive Income (loss)

Comprehensive income (loss) is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income (loss) consists of foreign currency translation. The Company presents comprehensive income (loss) in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America. The Company maintains its bank accounts in China. Balances at financial institutions or state-owned banks within China are not covered by insurance. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Restricted Cash

Restricted cash represents amounts held by a bank as security for bank acceptance notes and therefore is not available for the Company’s use until such time as the bank acceptance notes have been fulfilled or expired, normally within a twelve-month period.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Level 1 — defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2 — defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The company’s financial instruments primarily consist of cash and cash equivalents, restricted cash, accounts receivable, notes receivable, accounts payable, other payables and accrued liabilities, short-term bank loans, and bond payable.

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and other current assets and liabilities approximate fair value because of the short-term nature of these items. The estimated fair values of short-term bank loans were not materially different from their carrying value as presented due to the short maturities and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile. As the carrying amounts are reasonable estimates of the fair value, these financial instruments are classified within Level 1 of the fair value hierarchy.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive.

Accounts Receivable

Accounts receivable are carried at net realizable value. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current creditworthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. Balance of allowance of doubtful accounts was $1,018,588 and $906,138 as of June 30, 2019 and December 31, 2018, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value, which is based on estimated selling prices less any further costs expected to be incurred for completion and disposal. Cost of raw materials is calculated using the weighted average method and is based on purchase cost. Work-in-progress and finished goods costs are determined using the weighted average method and comprise direct materials, direct labor and an appropriate proportion of overhead. As of June 30, 2019 and December 31, 2018, the Company had reserves for inventories of $193,906 and $178,107, respectively.

Advance to Suppliers

Advance to suppliers represents interest-free cash paid in advance to suppliers for purchases of parts and/or raw materials. The balance of advance to suppliers was $49,345 as of June 30, 2019, of which $47,085 aged within one year and $1,616 between one and two years. The balance of advance to suppliers was $32,878 as of December 31, 2018, of which $31,655 aged within one year and $578 between one and two years.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Plant, buildings and improvements	20 years
Machinery and equipment	2 ~ 10 years
Motor vehicles	4 years
Office Equipment	3 ~ 5 years
Fixed Assets decoration	5 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Land Use Rights

According to the PRC laws, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. The land use rights granted to the Company are being amortized using the straight-line method over the lease term of fifty years.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

No impairment loss is subsequently reversed even if facts and circumstances indicate recovery. There was no impairment loss recognized for the six months ended June 30, 2019 and 2018.

Segments and Related Information

ASC 280-10-50, “Operating Segments”, define the characteristics of an operating segment as a) being engaged in business activity from which it may earn revenues and incur expenses, b) being reviewed by the Company’s chief operating decision maker (“CODM”) for decisions about resources to be allocated and assess its performance and c) having discrete financial information. Although the Company indeed looks at its products to analyze the nature of its revenues, other financial information, such as certain costs and expenses and net income are not captured or analyzed by these categories. Therefore, discrete financial information is not available by product line and the Company has no CODM to make resource allocation decisions or assess the performance of the business based on these categories, but rather in the aggregate. Based on this, management believes that the Company operates in one business segment.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In the analysis of product lines as potential operating segments, management also considered ASC 280-10-50-11, “Aggregation Criteria”, which allows for the aggregation of operating segments if the segments have similar economic characteristics and if the segments are similar in each of the following areas:

●	the nature of the products and services;

●	the nature of the production processes;

●	the type or class of customer for their products and services;

●	the methods used to distribute their products or provide their services; and

●	the nature of the regulatory environment, if applicable.

The Company is engaged in the business of manufacturing and selling various transmission boxes. The Company’s manufacturing process is essentially the same for the entire Company and is performed in-house at the Company’s facilities in China. The Company’s customers primarily consist of entities in the automotive, construction machinery or warehousing equipment industries. The distribution of the Company’s products is consistent across the entire Company. In addition, the economic characteristics of each customer arrangement are similar in that the Company maintains policies at the corporate level.

Related Party

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Exchange Risk

The Company cannot guarantee that the current exchange rate will remain steady. Therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and yet, because of a fluctuating exchange rates, record higher or lower profit depending on exchange rate of PRC Renminbi (RMB) converted to U.S. dollars on the relevant dates. The exchange rate could fluctuate depending on changes in the political and economic environment without notice.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or may be required to adopt in the future are summarized below:

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments”, to require financial assets carried at amortized cost to be presented at the net amount expected to be collected based on historical experience, current conditions and forecasts. Subsequently, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, in April 2019, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. The ASUs are effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Adoption of the ASUs is modified Caretrospective. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on the Company’s consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers Other than Inventory, which requires companies to recognize the income-tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when the asset has been sold to an outside party. The Company started adoption of ASU 2016-16 for the fiscal year ended December 31, 2017.The impact of adoption on the Company’s Consolidated Financial Statements for any period presented is not material.

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for a public business entity. Early application of the amendments in this Update is permitted for all entities. As of December 31, 2018, the Company concluded its nominal “sale-leaseback” transaction does not qualify for sale-leaseback accounting in accordance with ASC 840-40-25-11 and shall record under the lease financing method. Under the lease financing method, the assets remain on the Company’s consolidated balance sheet and the proceeds from the transactions are recorded as a financing liability. The Company started adoption of ASU 2016-02 for the fiscal year ended December 31, 2019, including interim periods within those fiscal years. Under ASC 842, the Company concluded the transactions do not qualify for the sale-leaseback accounting in accordance with ASC 842-40-25-5 and shall not derecognize the transferred asset and shall account for any amounts received as a financial liability. Thus, the impact of adoption on the Company’s Consolidated Financial Statements for any period presented is not material.

In January 2017, the FASB issued ASU No. 2017-04 (Topic 350) Intangibles — Goodwill and Other: Simplifying the Test for Goodwill Impairment, which removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the amended guidance, a goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. This ASU will be applied on a prospective basis and is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted for any impairment tests performed after January 1, 2017. The Company does not expect the adoption will have a material impact on the Consolidated Financial Statements.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of adoption on the Consolidated Financial Statements.

NOTE 3 — CONCENTRATION ON REVENUES AND COST OF GOODS SOLD

Concentration of major customers and suppliers:

	For the six months ended June 30,
	2019		2018
Major customers representing more than 10% of the Company’s revenues
Company A	$4,024,316	14.10%	$5,459,380	15.16%
Total Revenues	$4,024,316	14.10%	$5,459,380	15.16%

	As of
	June 30, 2019		December 31, 2018
Major customers representing more than 10% of the Company’s accounts receivable
Company A	811,000	5.85%	892,651	8.05%
Company B	215,637	1.55%	1,276,086	11.51%
Company C	1,210,669	8.73%	1,147,108	10.35%
Company D	1,336,657	9.63%	—	—%
Total	$3,573,963	25.76%	$3,315,845	29.91%

Accounts receivable from the Company’s major customers accounted for 25.76% and 29.91% of total accounts receivable balances as of June 30, 2019 and December 31, 2018, respectively.

There were no suppliers representing more than 10% of the Company’s total purchases for the six months ended June 30, 2019 and 2018, respectively.

NOTE 4 — ACCOUNTS RECEIVABLE

Accounts receivable is net of allowance for doubtful accounts.

	As of
	June 30, 2019	December 31, 2018
Accounts receivable	$13,875,068	$11,082,207
Less: allowance for doubtful accounts	(1,018,588)	(906,138)
Accounts receivable, net	$12,856,480	$10,176,069

Changes in the allowance for doubtful accounts are as follows:

	For the six months ended June 30,
	2019	2018
Beginning balance	$906,138	$651,248
Provision for doubtful accounts	112,450	683,601
Ending balance	$1,018,588	$1,334,849

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INVENTORIES

	As of
	June 30, 2019	December 31, 2018
Raw materials	$4,268,422	$5,055,940
Revolving material	675,251	573,907
Consigned processing material	45,044	33,470
Work-in-progress	1,880,707	2,020,295
Finished goods	3,568,587	3,752,899
Goods in transit	2,175,750	1,142,070
Less: reserve for inventories	(193,906)	(178,107)
Inventories, net	$12,419,855	$12,400,474

NOTE 6 — NOTES RECEIVABLE

	As of
	June 30, 2019	December 31, 2018
Bank notes receivable:	$13,920,069	$14,048,004
Commercial notes receivable	980,104	1,021,226
Endorsed but undue notes	72,729	1,273,459
Total	$14,972,902	$16,342,689

Bank notes and commercial notes are means of payment from customers for the purchase of the Company’s products and are issued by financial institutions or business entities, respectively, that entitle the Company to receive the full face amount from the issuer at maturity, which bears no interest and generally ranges from three to six months from the date of issuance.  As of June 30, 2019, the Company pledged notes receivable for an aggregate amount of $11,510,814 to Bank of Communications as a means of security for issuance of bank acceptance notes for an aggregate amount of $10,556,734. As of December 31, 2018, the Company pledged notes receivable for an aggregate amount of $9,190,808 to Bank of Communications as a means of security for issuance of bank acceptance notes for an aggregate amount of $7,713,085.

NOTE 7 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	As of
	June 30, 2019	December 31, 2018
Buildings	$10,694,834	$10,330,265
Machinery	20,049,225	18,753,984
Motor vehicles	258,209	258,646
Electronic equipment	106,424	106,542
Fixed assets decoration	197,752	198,085
Total property plant and equipment, at cost	31,306,444	29,647,522

Less: accumulated depreciation
Buildings	(439,670)	(172,171)
Machinery	(9,455,470)	(8,671,117)
Motor vehicles	(209,074)	(205,339)
Electronic equipment	(79,996)	(75,666)
Fixed assets decoration	(75,856)	(72,100)
	(10,260,066)	(9,196,393)
Property, plant and equipment, net	$21,046,378	$20,451,129

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LAND USE RIGHTS

Land use rights consisted of the following:

	As of
	June 30, 2019	December 31, 2018
Land use rights, cost	$4,478,472	$4,356,216
Less: Accumulated amortization	(514,202)	(467,460)
Land use rights, net	$3,964,270	$3,888,756

As of June 30, 2019, there was land use rights with net book value of $3,964,270, out of which approximately $2,239,709 were used as collateral for the Company’s short-term bank loans. As of December 31, 2018, there was land use rights with net book value of $3,888,756, out of which approximately $3,744,139 were used as collateral for the Company’s short-term bank loans.

NOTE 9 — NOTES PAYABLE

	As of
	June 30, 2019	December 31, 2018
Bank acceptance notes	$12,433,153	$17,120,504
Total	$12,433,153	$17,120,504

The interest-free notes payable, ranging from six months to one year from the date of issuance, were secured by $562,945 and $3,405,044 restricted cash, as of June 30, 2019 and December 31, 2018, respectively.

All the notes payable are subject to bank charges of 0.05% of the principal amount as commission, included in the financial expenses in the statement of operations, on each loan transaction.

NOTE 10 — SHORT TERM BANK LOANS

Short-term loans are summarized as follow:

	As of
	June 30, 2019	December 31, 2018
Collateralized bank loans	$10,057,020	$7,766,057
Guaranteed bank loans	9,002,444	11,854,528
Total	$19,059,464	$19,620,585

All short term bank loans are obtained from local banks in China and are repayable within one year. Normally banks will renew the loan facilities but will require full repayment on maturity under existing loan facility and then drawdown under the new facility.

The average annual interest rate of the short-term bank loans was 4.900% and 5.119% for the six months ended June 30, 2019 and 2018, respectively. The Company was in compliance with their financial covenants at June 30, 2019 and 2018, respectively.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — LONG-TERM BANK LOANS

Long-term loans are summarized as follow:

	As of
	June 30, 2019	December 31, 2018
Guaranteed bank loans – Bank of Hangzhou	$1,818,235	$6,556,708
Total	$1,818,235	$6,556,708

Long-term loans as of June 30, 2019 are as follow:

Maturity Date	Type	Bank Name	Interest Rate per Annum (%)	June 30, 2019
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.70	727,294
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.70	1,090,941
Total				$1,818,235

Long-term loans as of December 31, 2018 are as follow:

Maturity Date	Type	Bank Name	Interest Rate per Annum (%)	December 31, 2018
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$3,642,616
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$2,914,092
Total				$6,556,708

NOTE 12 — LONG-TERM PAYABLES

As of June 30, 2019
Long-term payables – current portion	$2,556,449
Long-term payables – non-current portion	2,670,621
Total	$5,227,070

On December 19, 2018, Zhejiang Zhongchai conducted a “sale and leaseback” transaction with Shanghai Dingce Financial Leasing Co., Ltd. (hereinafter referred to as “Dingce”), under which Zhongchai nominally ‘sold’ a set of manufacturing equipment (with original value of RMB54,946,372) to Dingce for RMB25,000,000, and hence leased the equipment back. Simultaneously Zhejiang Zhongchai pledged the leased equipment with Dingce as a security. Term of the lease is 36 months starting from January 3, 2019 to January 2, 2022, and total rental payment under the lease contract adds up to RMB28,179,685. The two shareholders of Zhejiang Zhongchai, namely Zhongchai Holding and Jiuxin, respectively, pledged 8.947% and 1.053% of their ownership interest in Zhejiang Zhongchai with Dingce on January 2, 2019 and December 21, 2018, respectively, as security for the lease transaction, representing US$2,560,000 and $301,294, respectively, based on par value of registered capital of Zhejiang Zhongchai.

The set of manufacturing equipment is currently being used by the Company for its production purposes. As of December 31, 2018, the Company concluded this transaction does not qualify for sale-leaseback accounting in accordance with ASC 840-40-25-11 and shall record under the lease financing method. Under the lease financing method, the assets remain on the Company’s consolidated balance sheet and the proceeds from the transactions are recorded as a financing liability. The Company adopted ASC 842 on January 1, 2019 and concluded this transaction does not qualify for the sale-leaseback accounting in accordance with ASC 842-40-25-5 and not derecognize the transferred asset and shall account for any amounts received as a financial liability.

On April 24, 2019, Zhejiang Zhongchai signed a Pledge Contract with Donghai Financing Lease Co., Ltd. (“Donghai Lease”), pledging its equipment including the general assembly line and the differential assembly line as security for the total exposure under a Financing Lease Contract capped at RMB 16.80 million between Zhejiang

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LONG-TERM PAYABLES (cont.)

Zhongchai and Donghai Lease from April 26, 2019 to April 26, 2021. As of June 30, 2019, the net book value of the pledged equipment was RMB21,000,904.

The pledged equipment is currently being used by the Company for its production purposes. The Company adopted ASC 842 on January 1, 2019 and concluded this transaction does not qualify for the sale-leaseback accounting in accordance with ASC 842-40-25-5 and not derecognize the transferred asset and shall account for any amounts received as a financial liability.

NOTE 13 — GEOGRAPHICAL SALES AND SEGMENTS

Our management does not utilize operating segments to make decisions about the business. Management believes that it operates in one business segment.

Information for the Company’s sales by geographical area for the six months ended June30, 2019 and 2018 are as follows:

	For the six months ended June 30,
	2019	2018
Domestic Sales	$28,445,591	$35,917,462
International Sales	105,179	88,099
Total	$28,550,770	$36,005,561

NOTE 14 — INCOME TAXES

Hong Kong SAR

Zhongchai Holding (Hong Kong) Limited is registered in the Hong Kong Special Administrative Region of the People’s Republic of China and is subject to 16.5% income tax for locally earned income, but is exempt from income tax for income or gains earned outside of Hong Kong. The Company had no sales revenue in Hong Kong for the six months ended June 30, 2019 and 2018.

The PRC

According to the relevant laws and regulations in the PRC, foreign invested enterprises established prior to January 1, 2008 are entitled to full exemption from income tax for two years beginning with the first year in which such enterprise is profitable and a 50% income tax reduction for the subsequent three years. Zhejiang Zhongchai Machinery Co., Ltd. was entitled to an exemption during the two years ended December 31, 2007 and was subject to a 50% income tax reduction during the three years ended December 31, 2010. Starting from January 1, 2013, Zhejiang Zhongchai has been enjoying a tax rate of 15% as it is considered as a High and New Technology Enterprise (“HNTE”) by the PRC government, which may be renewable every three years if Zhejiang Zhongchai continues to obtain this award. Between January 1, 2016 and December 31, 2018, Zhejiang Zhongchai continued enjoying this preferential tax rate. Between January 1, 2016 and December 31, 2018, Zhejiang Zhongchai continued enjoying this preferential tax rate. Zhejiang Zhongchai is under the re-application for the HNTE status. Upon approval, Zhejiang Zhongchai would continue enjoying the preferential tax rate of 15% for the years of 2019 through 2021.

Shengte, the wholly owned subsidiary, and Hengyu, the 62.5% owned subsidiary, respectively, of Zhejiang Zhongchai incorporated in the PRC, are both imposed at the standard income tax rate of 25%.

Enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of June 30, 2019 no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of June 30, 2019, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax The Company has analyzed the applicability of this law, as of June 30, 2019, and the Company has not accrued for PRC tax on such basis. The Company will continue to monitor changes in the interpretation or guidance of this law.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INCOME TAXES (cont.)

PRC tax law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.

The Company adopted the guidance in ASC 740 related to uncertain tax positions. The guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

As of June 30, 2019 and December 31, 2018, the Company did not have any liability for unrecognized tax benefits, and no interest related to unrecognized tax benefits and penalties as income tax expense was recognized for these years.

The Company files income tax returns with the annual settlement and payment of enterprise income tax system of PRC and is subject to examinations by the tax authorities in PRC for years after the establishment.

As of June 30, 2019 and December 31, 2018, the Company was not aware of any pending income tax examinations by PRC tax authorities and no accrued interest or penalties related to uncertain tax positions was recognized.

The tax years from 2015 to 2018 are subject to examination by the tax authorities according to the tax regulations of PRC. With few exceptions, as of June 30, 2019, the Company is no longer subject to examinations by PRC tax authorities for years before 2015.

As of June 30, 2019, there was approximately US$7.3 million retained earnings at the Company’s PRC subsidiary, Zhejiang Zhongchai’s account. Given the Company’s plan to expand into a new business line of automatic guided vehicles (“AGVs”) in near future, Zhejiang Zhongchai is prepared to be the future supplier of transmission boxes for the AGVs, and the board of Zhejiang Zhongchai does not intend to further repatriate these earnings to the Hong Kong parent company, Zhongchai Holding, but instead to reinvest into research and development, moldings, production line and fittings and tools to produce transmission boxes for AGVs, total expenditure of which estimated at approximately US$20 million. Zhejiang Zhongchai’s two subsidiaries in PRC, Shengte and Hengyu, had retained earnings of approximately US$0.5 million and accumulated deficits of US$0.03 million, respectively, in their balance sheets as of June 30, 2019. Neither do they intend to distribute any current or future earnings, if any. Accordingly, the Company did not provide for the 10% PRC withholding tax on retained earnings as of June 30, 2019, which would be imposed on dividends distributed to the holding company outside China.

Income tax consisted of the following:

	For the six months ended June 30,
	2019	2018
Current	$532,517	$1,094,204
Deferred	44,434	(110,153)
Income tax	$576,951	$984,051

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Guarantees and pledged collateral for bank loans to other parties:

(1)	Guarantees for bank loans to other parties

	As of
	June 30, 2019	December 31, 2018
Zhejiang Xinchai Co., Ltd.	$14,473,148	$14,497,610
Total	$14,473,148	$14,497,610

(2)	Pledged collateral for bank loans

On May 22, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Agricultural Bank of China Co., Ltd. Xinchang County Sub-Branch (“ABC Xinchang”), pledging its land use rights for original book value of RMB13,405,600.00 and property ownership for original book value of RMB35,124,152.67 as security with ABC Xinchang, for its loan facility with maximum exposure of RMB69,769,000.00 during the period from May 22, 2019 to May 21, 2022. As of June 30, 2019, the net book value of the land use rights and the property was RMB11,640,529.05 and RMB33,693,626.19, respectively, and outstanding amount of the short-term bank loan under this Pledge Contract was RMB48,300,000.

On May 23, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with ABC Xinchang, pledging its land use rights for original book value of RMB4,221,371.37 and property ownership for original book value of RMB11,275,182.44 as security with ABC Xinchang, for its loan facility with maximum exposure of RMB24,220,000 during the period from May 23, 2019 to May 22, 2022. As of June 30, 2019, the net book value of the land use rights and the property was RMB3,757,020.58 and RMB10,815,970.02, respectively, and outstanding amount of the short-term bank loan under this Pledge Contract was RMB16,950,000.

(3)	Litigation

As of June 30, 2019 and December 31, 2018, there was no pending or threatened litigations known to the Company.

NOTE 16 — RELATED PARTY TRANSACTIONS

(a)	Names and Relationship of Related Parties:

Existing Relationship with the Company
Sinomachinery Holding Limited	Under common control of Peter Zuguang Wang
Cenntro Holding Limited	Controlling shareholder of the Company
Zhejiang Kangchen Biotechnology Co., Ltd.	Under common control of Peter Zuguang Wang
Cenntro Smart Manufacturing Tech. Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Machinery Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Under common control of Peter Zuguang Wang
Xinchang County Jiuxin Investment Management Partnership (LP)(6)	Under control of Mr. Mengxing He, the General Manger and one of the directors of Zhejiang Zhongchai
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)	Under common control of Peter Zuguang Wang

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

(b)	Summary of Balances with Related Parties:

	As of
	June 30, 2019	December 31, 2018
Due to related parties:
Sinomachinery Holding Limited(1)	$1,775,843	$1,775,869
Zhejiang Kangchen Biotechnology Co., Ltd(2)	65,456	65,567
Zhejiang Zhonggong Machinery Co., Ltd.(3)	1,702,097	1,276,691
Xinchang County Jiuxin Investment Management Partnership (LP)(4)		160,337
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.(5)	11,116	11,135
Cenntro Smart Manufacturing Tech. Co., Ltd.(6)	18,317	20,399
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)(7)	44,924	—
Total	$3,617,753	$3,309,998

The balance of due to related parties as of June 30, 2019 and December 31, 2018 consisted of:

(1)	Overpayment from Sinomachinery Holding Limited for certain purchase order;

(2)	Temporary borrowings from Zhejiang Kangchen Biotechnology Co., Ltd.;

(3)	Unpaid balances for purchasing of materials and equipment and temporary borrowing from Zhejiang Zhonggong Machinery Co., Ltd.;

(4)	Dividends declared but unpaid to Xinchang County Jiuxin Investment Management Partnership (LP);

(5)	Unpaid balances for purchasing of materials from Zhejiang Zhonggong Agricultural Equipment Co., Ltd.;

(6)	Prepayment from Cenntro Smart Manufacturing Tech. Co., Ltd.;

(7)	Zhuhai Hengzhong paid audit fee on behalf of Zhongchai Holding.

	As of
	June 30, 2019	December 31, 2018
Due from related parties:
Cenntro Holding Limited	$34,030,261	$32,861,718
Total	$34,030,261	$32,861,718

The balance of due from related parties as of June 30, 2019 and December 31, 2018 consisted of:

Net other receivable from Cenntro Holding Limited was $34,030,261 and $32,861,718 as of June 30, 2019 and December 31, 2018, respectively, representing the proceeds of $36,574,445 and $36,636,262 from transfer of long-term investment to Cenntro Holding Limited in 2019 and 2018, offset by the unpaid dividend of $2,544,184 and $3,774,544 to Cenntro Holding Limited. Changes in USD numbers during the two years was due to change in exchange rate. Cenntro Holding Limited will pay the full balance due to Zhongchai Holding by October 27, 2020.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — RELATED PARTY TRANSACTIONS (cont.)

(c)	Summary of Related Party Transactions:

A summary of trade transactions with related parties for the six months ended June 30, 2019 and 2018 are listed below:

		For the six months ended June 30,
		2019	2018
Purchases from related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	Purchase of materials and equipment		1,063,244

		For the six months ended June 30,
		2019	2018
Sales to related parties:
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Sale of goods	$—	$—
Zhejiang Zhonggong Machinery Co., Ltd.	Sale of goods		7,915
Cenntro Smart Manufacturing Tech. Co., Ltd.	Provide service and Sale of goods	60,218	583,376
Cenntro Holding Limited	Sale of investment		—

NOTE 17 — SUBSEQUENT EVENTS

We have evaluated all events or transactions that occurred after June 30, 2019 up through August 21, 2019, the date the financial statements were issued. The Company had no subsequent events that need to be disclosed, except as follows:

On July 15, 2019, Zhejiang Zhongchai, Zhongchai Holding, Shanghai Hengyu, Mr. Peter Zuguang Wang and Ms. Min Guo entered into an agreement for Zhejiang Zhongchai to transfer its 62.5% ownership interest in Shanghai Hengyu to Zhongchai Holding, for a total consideration of RMB226,000,000, which is equivalent to Zhejiang Zhongchai’s actual amount of capital paid to Shanghai Hengyu.

On August 9, 2019, Zhongchai Holding established its wholly owned subsidiary in the PRC named Hangzhou Greenland Robotics Technologies Co., Ltd., with registered capital of US$1 million, which is positioned as Zhongchai Holding’s vehicle for its contemplated efforts for the robotic technology and Robotic Cargo Carrier products.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Zhongchai Holding (Hong Kong) Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Zhongchai Holding (Hong Kong) Limited and its subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

People’s Republic of China

July 12, 2019

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2018 AND 2017

	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$3,377,564	$1,311,790
Restricted cash	3,405,044	3,882,281
Notes receivables	16,342,689	16,703,309
Accounts receivable, net of allowance for doubtful accounts of $906,138 and $651,248 at December 31, 2018 and 2017, respectively	10,176,069	8,235,852
Inventories (net of provision for slow moving inventory of $178,107 and $77,832 as of December 31, 2018 and December 31, 2017, respectively)	12,400,474	8,983,510
Advance to suppliers	32,878	58,371
Prepayments and Other current assets	2,511,124	10,746,800
Total Current Assets	$48,245,842	$49,921,913

Non-current asset
Property, plant and equipment, net	20,451,129	5,185,853
Construction in progress	1,607,324	13,585,581
Land use rights, net	3,888,756	4,057,401
Due from related parties	32,861,718	34,706,370
Deferred tax assets	578,652	529,659
Goodwill	3,954	4,153
Other non-current assets	2,913	464,771
Total non-current assets	$59,394,446	$58,533,788
TOTAL ASSETS	$107,640,288	$108,455,701

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2018 AND 2017 (Continued)

	December 31,
	2018	2017
Current Liabilities
Notes payable-bank acceptance notes	$17,120,504	$16,291,083
Short-term bank loans	19,620,585	17,547,672
Accounts payable	14,971,444	16,696,443
Taxes payables	155,346	965,721
Customer deposits	68,588	549,003
Due to related parties	3,309,998	3,062,852
Other current liabilities	4,203,881	8,742,219
Total current liabilities	$59,450,346	$63,854,993

Long-term liabilities
Long-term bank loans	6,556,708	7,652,046
Other long-term liabilities	1,994,366	1,870,060
Total long-term liabilities	$8,551,074	$9,522,106
TOTAL LIABILITIES	$68,001,420	$73,377,099

EQUITY
Shareholders’ equity
Ordinary shares, $0.00129 par value: 1,000,000 shares authorized;	1,290	1,290
Additional paid-in capital	12,300,015	12,300,015
Retained earnings	19,191,427	13,308,953
Accumulated other comprehensive (loss) income	525,483	1,573,232
Total shareholders’ equity	$32,018,215	$27,183,490
Non-controlling interest	7,620,653	7,895,112
TOTAL EQUITY	$39,638,868	$35,078,602

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$107,640,288	$108,455,701

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	December 31,
	2018	2017
REVENUES	$60,213,088	$49,073,189
COST OF GOODS SOLD	46,139,858	37,211,745
GROSS PROFIT	14,073,230	11,861,444
Selling expenses	1,215,976	1,421,830
General and administrative expenses	1,647,599	9,454,898
Research and development expenses	2,512,403	1,838,032
Total operating expenses	$5,375,978	$12,714,760

INCOME (LOSS) FROM OPERATIONS	$8,697,252	$(853,316)
Interest income	22,668	16,195
Interest expense	(1,554,864)	(1,169,954)
Other income	851,451	929,031
INCOME (LOSS) BEFORE INCOME TAX	$8,016,507	$(1,078,044)
INCOME TAX	1,392,956	2,192,647
NET INCOME (LOSS)	$6,623,551	$(3,270,691)
OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	(1,897,403)	1,698,529
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(1,897,403)	1,698,529
TOTAL COMPREHENSIVE INCOME (LOSS)	4,726,148	(1,572,162)

NET INCOME (LOSS) ATTRIBUTABLE TO ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES	$5,882,474	$(3,264,935)
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	741,077	(5,756)
NET INCOME (LOSS)	$6,623,551	$(3,270,691)

TOTAL COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO:	4,726,148	(1,572,162)
OWNERS OF ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES	4,834,725	(2,556,709)
NONCONTROLLING INTEREST	(108,577)	984,547

EARNINGS (LOSS) PER ORDINARY SHARE
Basic and diluted	5.88	(3.26)

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Total Zhongchai Holding (Hong Kong) Limited Shareholders’ Equity
	Ordinary Shares					Accumulated
	$0.00129 Par Value		Additional Paid-in	Treasury stock		Other Comprehensive	Statutory	Retained	Non-controlling
	Shares	Amount	Capital	Shares	Amount	Income/(loss)	Reserve	Earnings	Interest	Total
Balance at January 1, 2017	1,000,000	1,290	8,135,615			865,006		16,573,888	3,055,105	28,630,904
Net loss	—	—		—	—		—	(3,264,935)	(5,756)	(3,270,691)
Capital contribution from Minority Interest	—	—		—	—				3,198,823	3,198,823
Other changes in equity			4,164,400						656,637	4,821,037
Foreign currency translation adjustment	—	—		—	—	708,226			990,303	1,698,529
Balance at December 31, 2017	1,000,000	1,290	12,300,015			1,573,232		13,308,953	7,895,112	35,078,602
Net income	—	—		—	—		—	5,882,474	741,077	6,623,551
Dividends									(165,882)	(165,882)
Foreign currency translation adjustment	—	—		—	—	(1,047,749)	—		(849,654)	(1897,403)
Balance at December 31, 2018	1,000,000	$1,290	$12,300,015			$525,483		$19,191,427	$7,620,653	$39,638,868

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,623,551	$(3,270,691)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,581,469	1,289,695
Loss on disposal of property and equipment	7,424	4,606
Allowance for doubtful accounts	427,283	305,464
Investment loss	(282,242)	(208,075)
Equity incentive fee	—	3,123,563

Changes in operating assets and liabilities:
Increase (Decrease) In:
Accounts receivable	(2,737,279)	(153,149)
Notes receivable	(385,096)	(6,349,615)
Inventories	(4,143,729)	(2,951,490)
Advance to suppliers	23,480	(6,075)
Other current and noncurrent assets	(180,617)	(38,067)
Deferred tax assets	(76,955)	(108,264)

Increase (Decrease) In:
Accounts payable	(468,716)	4,812,304
Notes payable	1,967,251	5,193,746
Customer deposits	(469,800)	456,531
Other current liabilities	(188,713)	85,768
Income tax payable	(790,503)	920,216
Due to related parties	153,638	963,866
Other long-term liabilities	221,347	404,699
NET CASH PROVIDED BY OPERATING ACTIVITES	$1,281,793	$4,475,032

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	December 31,
	2018	2017
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	$(5,981,443)	$(8,764,677)
Proceeds from sale of property, plant and equipment	3,771
Short term investment in cash management products	8,155,205	(2,120,938)
Collection of Investment		44,495
Collection of Investment income	282,242	208,075
Repayment from third parties		1,941,127
Loans to third parties		(1,928,125)
NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITES	$2,459,775	$(10,620,043)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	20,299,074	29,909,675
Repayments of short-term bank loans	(18,037,927)	(23,976,981)
Bank acceptance deposit	(301,200)	1,377,906
Loans from related parties	2,411,891	474,319
Repayment of loans from related parties	(2,411,891)	(400,160)
Proceeds from issuance of common stock in private placement		4,685,345
Repayment of loans from third parties	(4,085,140)	(3,248,150)
NET CASH (USED IN) /PROVIDED BY FINANCING ACTIVITES	$(2,125,193)	$8,821,954

NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$1,616,375	$2,676,943
Effect of exchange rate changes on cash	(27,838)	(106,857)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	5,194,071	2,623,985
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$6,782,608	$5,194,071
Bank balances and cash	3,377,564	1,311,790
Bank balances and cash included in assets classified as restricted cash	3,405,044	3,882,281

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	2,645,567	1,846,799
Interest paid	1,769,293	1,132,403

See accompanying notes to the consolidated financial statements

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Zhongchai Holding (Hong Kong) Limited, (“Zhongchai Holding” or the “Company”) was established on April 23, 2009 in Hong Kong Special Administrative Region of the People’s Republic of China.

The Company’s Shareholders

Currently, Cenntro Holding Limited owns 100% of Zhongchai Holding’s outstanding ordinary shares. Cenntro Holding Limited is controlled and beneficially owned by Mr. Peter Zuguang Wang, director of the Company.

The Company’s Subsidiaries

Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), the subsidiary of the Company, is the sole shareholder of Zhejiang Shengte Transmission Co., Ltd. (“Shengte”). It also owns 62.5% of Shanghai Hengyu Enterprise Management Consulting Co., Ltd. (“Hengyu”).

Zhejiang Zhongchai

Zhejiang Zhongchai, a limited liability company registered on November 21, 2005, is the direct operating subsidiary of Zhongchai Holding in China. On April 5, 2007, Usunco Automotive Limited (“Usunco”), a British Virgin Islands limited liability company incorporated on April 24, 2006, invested $8,000,000 USD into Zhejiang Zhongchai for its approximately 75.47% interest. On December 16, 2009, Usunco agreed to transfer its 75.47% interest in Zhejiang Zhongchai to Zhongchai Holding. On April 26, 2010, Xinchang County Keyi Machinery Co., Ltd. transferred all its 24.528% interest in Zhejiang Zhongchai to Zhongchai Holding for a consideration of US$2.6 million. On November 1, 2017, Xinchang County Jiuxin Investment Management Partnership (LP) (“Jiuxin”), an entity controlled and beneficially owned by Mr. Mengxing He, director and general manager of Zhejiang Zhongchai and legal representative, executive director and general manager of Shengte, closed its investment of approximately RMB31,590,000 in Zhejiang Zhongchai for 10.53% of its interest. As of December 31, 2018, Zhongchai Holding owns approximately 89.47% of Zhejiang Zhongchai and Jiuxin owns approximately 10.53% of Zhejiang Zhongchai.

Through Zhejiang Zhongchai, the Company has been engaged in the manufacture and sale of transmission systems mainly for forklift trucks since 2006. These forklift trucks are used in manufacturing and logistics applications, such as factory, workshop, warehouse, fulfillment centers, shipyards and seaports. The transmission systems are the key components for the forklift trucks. The Company supplies transmission systems to forklift truck manufacturers. Its transmission systems fit for forklift trucks ranging from 1 to 15 tons, with either mechanical shift or automatic shift. All the products are currently manufactured at the Company’s facility in Xinchang, Zhejiang Province, China and are sold to both domestic and oversea markets. The Company plans to move to its new factory in Zhejiang Province, China, by the end of 2019.

Shengte

Shengte is a limited liability company registered on February 24, 2006 in Xinchang High-Tech Industrial Park, Zhejiang, China.

Shengte manufactures parts of transmission boxes for Zhejiang Zhongchai. All the parts are manufactured in the Company’s Xinchang facility and are sold internally to Zhejiang Zhongchai.

Hengyu

Hengyu is a limited liability company registered on September 10, 2015 in Shanghai Free Trade Zone, Shanghai, China. Main business of Hengyu are investment management and consulting services.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

As of December 31, 2018, the subsidiaries of the Company were as follows:

Name	Domicile and Date of Incorporation	Paid-in Capital		Percentage of Effective Ownership	Principal Activities
Zhejiang Zhongchai Machinery Co., Ltd.	PRC November 21, 2005	USD	28,612,943	89.47%	Manufacture, sale of various transmission boxes
Zhejiang Shengte Transmission Co., Ltd.	PRC February 24, 2006	RMB	5,000,000	89.47%	Manufacture and sale of parts of transmission box
Shanghai Hengyu Enterprise Management Consulting Co., Ltd.	PRC September 10, 2015	RMB	251,500,000	55.92%	investment management and consulting services.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Zhongchai Holding (Hong Kong) Limited and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from those estimates.

Non-controlling Interest

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 810 Consolidation (“ASC 810”) and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”). The functional currency of the Company is Renminbi (“RMB”). The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting transaction adjustments are recorded as a component of shareholders’ equity. Gains and losses from foreign currency transactions are included in net income.

	2018	2017
Year end RMB: US$ exchange rate	6.8632	6.5342
Average yearly RMB: US$ exchange rate	6.6338	6.7423

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Revenue Recognition

In accordance with the ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution and sale of own products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which had been levied at the rate of 17% on the invoiced value of sales until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Revenues are recognized at a point in time once the Company has determined that the customer has obtained control over the product. Control is typically deemed to have been transferred to the customer when the performance obligation is fulfilled, usually at the time of delivery, at the net sales price (transaction price) and each of the criteria under ASC 606 have been met. Contract terms may require the Company to deliver the finished goods to the customers’ location or the customer may pick up the finished goods at the Company’s factory. International sales are recognized when shipment clears customs and leaves the port.

The Company started adoption of ASC 606 for the fiscal year ended December 31, 2018, using the transition method of Modified-Retrospective Method (“MRM”). The adoption of ASC 606 had no impact on the Company’s beginning balance of retained earnings.

The Company’s contracts are predominantly short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC Topic 606 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. Receivables are recorded when the Company has an unconditional right to consideration.

Contracts do not offer any chargeback or price protection. The Company experienced no product returns and recorded no reserve for sales returns for the years ended December 31, 2018 and 2017, respectively.

The following table sets forth disaggregation of revenue:

	December 31,
	2018	2017
Major Product
Transmission boxes for Forklift	59,837,256	49,073,189
Transmission boxes for Non-Forklift (EV, etc.)	375,832	—
Total	60,213,088	49,073,189

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Selling Expenses

Selling expenses include operating expenses such as payroll and traveling and transportation expenses.

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, deprecation for office facility and office equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses.

Research and Development

Research and development costs are expensed as incurred and totaled approximately $2,512,403and $1,838,032 for the years ended December 31, 2018 and 2017, respectively. Research and development costs are incurred on a project specific basis.

Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits of $226,759and $166,299 were charged to operations for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2018, the Company did not have a liability for unrecognized tax benefits. It is unlikely that the amount of liability for unrecognized tax benefits will significantly change over the next 12 months. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will always remain open for examination by the local authorities.

Value-Added Tax

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws. The VAT standard rate had been 17% of the gross sale price until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment, an enterprise established in the PRC with foreign investment is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign enterprise is required to allocate at least 10% of its annual after-tax profit to the General Reserve Fund until the balance of such fund has reached 50% of its respective registered capital. A non-wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. Appropriations to the Enterprise Expansion Fund and Staff Welfare and Bonus Fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

Comprehensive Income (loss)

Comprehensive income (loss) is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income (loss) consists of foreign currency translation. The Company presents comprehensive income (loss) in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the consolidated financial statements.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America. The Company maintains its bank accounts in China. Balances at financial institutions or state-owned banks within China are not covered by insurance. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Restricted Cash

Restricted cash represents amounts held by a bank as security for bank acceptance notes and therefore is not available for the Company’s use until such time as the bank acceptance notes have been fulfilled or expired, normally within a twelve month period.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

●	Level 1 — defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2 — defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The company’s financial instruments primarily consist of cash and cash equivalents, restricted cash, accounts receivable, notes receivable, accounts payable, other payables and accrued liabilities, short-term bank loans, and bond payable.

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and other current assets and liabilities approximate fair value because of the short term nature of these items. The estimated fair values of short-term bank loans were not materially different from their carrying value as presented due to the short maturities and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile. As the carrying amounts are reasonable estimates of the fair value, these financial instruments are classified within Level 1 of the fair value hierarchy.

The Company identified the fair market value of such equity interests as Level 3 instruments due to the fact that little or no market data exists, thus the company develop its own assumptions. Income approach — in this approach, the discounted cash flow method was used to capture the present value of the expected future economic cash outflows to be derived, based on an appropriate discount rate. Also see note 24.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive.

Accounts Receivable

Accounts receivable are carried at net realizable value. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. Balance of allowance of doubtful accounts was $906,138 and $651,248 at December 31, 2018 and 2017, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value, which is based on estimated selling prices less any further costs expected to be incurred for completion and disposal. Cost of raw materials is calculated using the weighted average method and is based on purchase cost. Work-in-progress and finished goods costs are determined using the weighted average method and comprise direct materials, direct labor and an appropriate proportion of overhead. At December 31, 2018 and 2017, the Company had reserves for inventories of $178,107and $77,832, respectively.

Advance to Suppliers

Advance to suppliers represents interest-free cash paid in advance to suppliers for purchases of parts and/or raw materials. The balance of advance to suppliers was $32,878 as of December 31, 2018, of which $31,655 aged within one year and $578 between one and two years. The balance of advance to suppliers was $58,371 as of December 31, 2017, of which $57,693 aged within one year and $537 between one and two years.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Plant, buildings and improvements	20 years
Machinery and equipment	2 ~ 10 years
Motor vehicles	4 years
Office Equipment	3 ~ 5 years
Fixed Assets decoration	5 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Land Use Rights

According to the PRC laws, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. The land use rights granted to the Company are being amortized using the straight-line method over the lease term of fifty years.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

No impairment loss is subsequently reversed even if facts and circumstances indicate recovery. There was no impairment loss recognized for the years ended December 31, 2018 and 2017.

Segments and Related Information

ASC 280-10-50, “Operating Segments”, define the characteristics of an operating segment as a) being engaged in business activity from which it may earn revenues and incur expenses, b) being reviewed by the Company’s chief operating decision maker (“CODM”) for decisions about resources to be allocated and assess its performance and c) having discrete financial information. Although the Company indeed looks at its products to analyze the nature of its revenues, other financial information, such as certain costs and expenses and net income are not captured or analyzed by these categories. Therefore, discrete financial information is not available by product line and the Company has no CODM to make resource allocation decisions or assess the performance of the business based on these categories, but rather in the aggregate. Based on this, management believes that the Company operates in one business segment.

In the analysis of product lines as potential operating segments, management also considered ASC 280-10-50-11, “Aggregation Criteria”, which allows for the aggregation of operating segments if the segments have similar economic characteristics and if the segments are similar in each of the following areas:

●	the nature of the products and services;

●	the nature of the production processes;

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	the type or class of customer for their products and services;

●	the methods used to distribute their products or provide their services; and

●	the nature of the regulatory environment, if applicable.

The Company is engaged in the business of manufacturing and selling various transmission boxes. The Company’s manufacturing process is essentially the same for the entire Company and is performed in-house at the Company’s facilities in China. The Company’s customers primarily consist of entities in the automotive, construction machinery or warehousing equipment industries. The distribution of the Company’s products is consistent across the entire Company. In addition, the economic characteristics of each customer arrangement are similar in that the Company maintains policies at the corporate level.

Related Party

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Exchange Risk

The Company cannot guarantee that the current exchange rate will remain steady. Therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and yet, because of a fluctuating exchange rates, record higher or lower profit depending on exchange rate of PRC Renminbi (RMB) converted to U.S. dollars on the relevant dates. The exchange rate could fluctuate depending on changes in the political and economic environment without notice.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or may be required to adopt in the future are summarized below:

In May 2014, the FASB issued a new standard on revenue recognition related to contracts with customers. This standard supersedes nearly all existing revenue recognition guidance and involves a five-step principles-based approach to recognizing revenues. The new model requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive. The new standard also requires additional qualitative and quantitative about the nature, amount, timing and uncertainty of revenues and cash flows arising from customer contracts, including significant judgments made in applying the revenue guidance, and assets recognized from the costs to obtain or fulfill a contract. The Company adopted this standard in the first quarter of 2018 using the modified retrospective approach. The adoption of the new standard had no impact on the Company’s consolidated financial position, results of operations, cash flows or disclosures.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2015, the FASB issued ASU 2015-17, “Balance Sheet Classification of Deferred Taxes.” This ASU amends existing guidance to require that deferred income tax assets and liabilities be classified as non-current in a classified balance sheet, and eliminates the prior guidance which required an entity to separate deferred tax assets and liabilities into a current amount and a non-current amount in a classified balance sheet. The Company started adoption of ASU 2015-17 for the fiscal year ended December 31, 2017. The adoption of ASU 2015-17 does not have a material impact on the Company’s consolidated financial position, results of operations, cash flows or disclosures.

In June 2016, the FASB issued ASU 2016-13,” Measurement of Credit Losses on Financial Instruments”, to require financial assets carried at amortized cost to be presented at the net amount expected to be collected based on historical experience, current conditions and forecasts. Subsequently, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, in April 2019. to clarify that receivables arising from operating leases are within the scope of lease accounting standards. The ASUs are effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Adoption of the ASUs is modified retrospective. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on the Company’s consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers Other than Inventory, which requires companies to recognize the income-tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when the asset has been sold to an outside party. The Company started adoption of ASU 2016-16 for the fiscal year ended December 31, 2017.The impact of adoption on the Company’s Consolidated Financial Statements for any period presented is not material.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230) - Restricted Cash,” (“ASU 2016-18”). This ASU requires a statement of cash flows to explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company started adoption of ASU 2016-18 for the fiscal year ended December 31, 2017. The impact of adoption on its Condensed Consolidated Financial Statements for any period presented is not material.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The Company started adoption of ASU 2017-01 for the fiscal year ended December 31, 2017. The impact of adoption on its Condensed Consolidated Financial Statements for any period presented is not material.

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for us on January 1, 2019, with early adoption permitted. We expect to adopt the new standard on its effective date. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. We expect to adopt the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

In January 2017, the FASB issued ASU No. 2017-04 (Topic 350) Intangibles — Goodwill and Other: Simplifying the Test for Goodwill Impairment, which removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the amended guidance, a goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. This ASU will be applied on a prospective basis and is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted for any impairment tests performed after January 1, 2017. The Company does not expect the adoption will have a material impact on the Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of adoption on the Consolidated Financial Statements.

NOTE 3 — CONCENTRATION ON REVENUES AND COST OF GOODS SOLD

Concentration of major customers and suppliers:

	Year ended December 31,
	2018		2017
Major customers representing more than 10% of the Company’s revenues
Company A	$8,826,142	14.7%	$6,694,345	13.6%
Total Revenues	$8,826,142	14.7%	$6,694,345	13.6%

	Year ended December 31,
	2018		2017
Major customers representing more than 10% of the Company’s accounts receivable
Company A	$892,651	8.05%	$1,087,893	12.24%
Company B	1,276,086	11.51%	814,662	9.17%
Company C	1,147,108	10.35%	840,015	9.45%
Total	$3,315,845	29.91%	$2,742,570	30.86%

Accounts receivable from the Company’s major customers accounted for 29.91% and 30.86% of total accounts receivable balances as of December 31, 2018 and 2017, respectively.

There were no suppliers representing more than 10% of the Company’s total purchases for the years ended December 31, 2018 and 2017, respectively.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 4 — CASH AND CASH EQUIVALENTS

	December 31,
	2018	2017
Cash	$17,567	$16,010
Bank deposit	3,359,997	1,295,780
Total	$3,377,564	$1,311,790

NOTE 5 — ACCOUNTS RECEIVABLE

Accounts receivable is net of allowance for doubtful accounts.

	December 31,
	2018	2017
Accounts receivable	$11,082,207	$8,887,100
Less: allowance for doubtful accounts	(906,138)	(651,248)
Accounts receivable, net	$10,176,069	$8,235,852

Changes in the allowance for doubtful accounts are as follows:

	December 31,
	2018	2017
Beginning balance	$651,248	$538,701
Provision for doubtful accounts	254,890	112,547
Ending balance	$906,138	$651,248

NOTE 6 — INVENTORIES

	December 31,
	2018	2017
Raw materials	$5,055,940	$3,650,345
Revolving material	573,907	568,407
Consigned processing material	33,470	44,932
Work-in-progress	2,020,295	1,398,320
Finished goods	3,752,899	1,104,431
Goods in transit	1,142,070	2,294,907
Less: Reserve for inventories.	(178,107)	(77,832)
Inventories, net	$12,400,474	$8,983,510

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 7 — NOTES RECEIVABLE

Bank notes receivable:

December 31, 2018
Due Dec., 2018, extended for 30 days and subsequently settled in Jan., 2019	$58,282
Due Jan., 2019, subsequently settled in Jan., 2019	2,406,957
Due Feb., 2019, subsequently settled in Feb., 2019	2,185,316
Due Mar., 2019, subsequently settled in Mar., 2019	2,063,102
Due Apr., 2019, subsequently settled in Apr., 2019	1,794,540
Due May, 2019, subsequently settled in May, 2019	2,753,649
Due Jun., 2019, subsequently settled in June, 2019	2,480,023
Due Jul., 2019	196,856
Due Aug., 2019	36,426
Due Sept., 2019	43,711
Due Oct., 2019	14,571
Due Nov., 2019	14,571
Total	14,048,004

December 31, 2017
Due Dec., 2017, extended for 30 days and subsequently settled in Jan., 2018	$30,608
Due Jan., 2018, subsequently settled in Jan., 2018	1,651,850
Due Feb., 2018, subsequently settled in Feb., 2018	1,807,616
Due Mar., 2018, subsequently settled in Mar., 2018	1,347,979
Due Apr., 2018, subsequently settled in Apr., 2018	1,975,677
Due May, 2018, subsequently in May, 2018	1,729,548
Due Jun., 2018 subsequently settled in Jun., 2018	4,150,675
Due Jul., 2018, subsequently settled in Jul., 2018	30,608
Due Dec., 2018, subsequently settled in Dec., 2018	214,281
Total	12,938,842

Commercial notes receivable:

December 31, 2018
Due Jan., 2019, subsequently settled in Jan., 2019	$518,534
Due Feb., 2019, subsequently settled in Feb., 2019	106,685
Due Mar., 2019, subsequently settled in Mar., 2019	28,684
Due Apr., 2019, subsequently settled in Apr., 2019	67,010
Due May, 2019, subsequently settled in May, 2019	72,852
Due June, 2019, subsequently settled in June, 2019	281,210
Less: allowance for doubtful accounts	(53,749)
Total	1,021,226

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 7 — NOTES RECEIVABLE (cont.)

December 31, 2017
Due Jan., 2018, subsequently settled in Jan., 2018	259,006
Due Feb., 2018, subsequently settled in Feb., 2018	459,123
Due Mar., 2018, subsequently settled in Mar., 2018	459,123
Due May, 2018, subsequently settled in May, 2018	765,205
Due Jun., 2018 subsequently settled in Jun., 2018	1,300,848
Less: allowance for doubtful accounts	(162,165)
Total	3,081,140

Endorsed but undue notes:

December 31, 2018
Due Jan., 2019, subsequently settled in Jan., 2019	$29,141
Due Feb., 2019, subsequently settled in Feb., 2019	364,262
Due Mar., 2019, subsequently settled in Mar., 2019	189,416
Due Apr., 2019, subsequently settled in Apr., 2019	218,557
Due May, 2019, subsequently settled in May, 2019	378,832
Due Jun., 2019, subsequently settled in Jun, 2019	160,275
Less: allowance for doubtful accounts	(67,024)
Total	1,273,459

December 31, 2017
Due Mar., 2018, subsequently settled in Mar,2018	$535,643
Due May, 2018, subsequently settled in May,2018	183,649
Less: allowance for doubtful accounts	(35,965)
Total	683,327

Bank notes and commercial notes are means of payment from customers for the purchase of the Company’s products and are issued by financial institutions or business entities, respectively, that entitle the Company to receive the full face amount from the issuer at maturity, which bears no interest and generally ranges from three to six months from the date of issuance. As of December 31, 2018, the Company pledged notes receivable for an aggregate amount of $9,190,808 to Bank of Communications as a means of security for issuance of bank acceptance notes for an aggregate amount of $7,713,085.

NOTE 8 — OTHER CURRENT ASSETS

Other current assets consist of the following:

	December 31,
	2018	2017
Pending deduction VAT on purchase	$217	$127,919
Income Tax Prepaid	248,430	—
Financial products	2,185,569	10,575,128
Other Receivables, net	76,908	43,753
Total	2,511,124	$10,746,800

Financial products are low risk, highly liquid money-market investment products with duration less than 90 days and expected annualized return ranging from 3.35% to 3.85%.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 9 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,
	2018	2017
Cost:
Plant and buildings	$10,330,265	$—
Machinery and equipment	18,753,984	12,789,784
Motor vehicles	258,646	238,511
Office equipment	106,542	101,984
Fixed assets decoration	198,085	208,060
	29,647,522	13,338,339

Less: Accumulated depreciation
Plant and buildings	(172,171)	—
Machinery and equipment	(8,671,117)	(7,799,946)
Motor vehicles	(205,339)	(210,576)
Office equipment	(75,666)	(74,389)
Fixed assets decoration	(72,100)	(67,575)
	(9,196,393)	(8,152,486)
Property, plant and equipment, net	$20,451,129	$5,185,853

NOTE 10 — CONSTRUCTION IN PROGRESS

	December 31,
	2018	2017
New plant project in Meizhu	—	7,966,368
Equipment installation project	$1,607,324	$5,619,213
Total	1,607,324	13,585,581

There was construction in progress of $1,607,324 as of December 31, 2018, which was the final equipment installation work, representing approximately 10% of the total cost of the Company’s new factory. The new factory was fully completed by the end of April, 2019. In May 2019, the Company obtained Real Estate Title Certificate for those new properties. As of December 31, 2018, there was no other projects that had been contemplated and budgeted.

NOTE 11 — LAND USE RIGHTS

Land use rights consisted of the following:

	December 31,
	2018	2017
Cost of land use rights	$4,356,216	$4,456,888
Less: Accumulated amortization	(467,460)	(399,487)
Land use rights, net	$3,888,756	$4,057,401

1)	As of December 31, 2018, there was land use rights with net book value of $3,888,756, out of which approximately $3,744,139 were used as collateral for the Company’s short-term bank loans;

2)	As of December 31, 2017, there was land use rights with net book value of $4,057,401, out of which approximately $4,021,038 were used as collateral for the Company’s short-term bank loans.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 11 — LAND USE RIGHTS (cont.)

Amortization expense for the next five years and thereafter is as follows:

2019	$87,119
2020	87,119
2021	87,119
2022	87,119
2023	87,119
Thereafter	3,453,161
Total	$3,888,756

NOTE 12 — GOODWILL

Goodwill was as follows:

	December 31,
	2018	2017
Zhejiang Shengte Transmission Equipment Co., Ltd.	$3,954	$4,153
Total	$3,954	$4,153

Unrealized foreign exchange translation loss for the year ended December 31, 2018 was $199 which has been included in other comprehensive loss.

NOTE 13 — OTHER NON-CURRENT ASSETS

Other non-current assets consist of the following:

	December 31,
	2018	2017
Prepayment for equipment engineering	$2,913	$349,700
Prepayment for land purchase		115,071
Total	$2,913	$464,771

NOTE 14 — NOTES PAYABLE

Bank acceptance notes:

December 31, 2017
Due Jan., 2018, subsequently settled on due date	2,246,182
Due Feb., 2018, subsequently settled on due date	2,644,547
Due Mar., 2018, subsequently settled on due date	2,889,515
Due Apr., 2018, subsequently settled on due date	2,620,061
Due May., 2018, subsequently settled on due date	2,914,358
Due Jun., 2018 subsequently settled on due date	2,976,420
Due Jul., 2018, subsequently settled on due date	—
Due Aug., 2018, subsequently settled on due date	—
Due Sept., 2018, subsequently settled on due date	—
Due Oct., 2018, subsequently settled on due date	—
Due Nov., 2018, subsequently settled on due date	—
Due Dec., 2018, subsequently settled on due date	—
Total	16,291,083

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 14 — NOTES PAYABLE (cont.)

December 31, 2018
Due Jan., 2019, subsequently settled on due date	2,338,961
Due Feb., 2019, subsequently settled on due date	1,155,191
Due Mar., 2019, subsequently settled on due date	3,409,488
Due Apr., 2019, subsequently settled on due date	2,751,102
Due May., 2019, subsequently settled on due date	2,018,738
Due Jun., 2019 subsequently settled on due date	5,447,024
Due Jul., 2019	—
Due Aug., 2019	—
Due Sept., 2019	—
Due Oct., 2019	—
Due Nov., 2019	—
Due Dec., 2019	—
Total	17,120,504

The interest-free notes payable, ranging from six months to one year from the date of issuance, were secured by $3,405,044 and $3,882,281 restricted cash, as of December 31, 2018 and 2017, respectively.

All the notes payable are subject to bank charges of 0.05% of the principal amount as commission, included in the financial expenses in the statement of operations, on each loan transaction.

NOTE 15 — ACCOUNTS PAYABLE

	December 31,
Items	2018	2017
Purchases for materials	13,666,017	14,829,969
Procurement of equipment	1,305,427	1,866,474
Total	14,971,444	16,696,443

NOTE 16 — SHORT TERM BANK LOANS

Maturity Date	Type	Bank Name	December 31, Interest Rate per Annum (%)	2017
Mar.8, 2018	Guaranteed bank loans	Rural commercial bank	5.00	$2,295,614
Mar.15, 2018	Guaranteed bank loans	Rural commercial bank	5.00	$2,295,614
Mar.22, 2018	Guaranteed bank loans	Rural commercial bank	5.00	$3,060,818
Sept.6, 2018	Guaranteed bank loans	Bank of Communications	4.79	$1,224,327
Nov.8, 2018	Collateralized bank loans	Agricultural bank	4.57	$1,683,450
Nov.14, 2018	Collateralized bank loans	Agricultural bank	4.57	$1,346,760
Nov.22, 2018	Collateralized bank loans	Agricultural bank	4.57	$1,377,368
Nov.27, 2018	Guaranteed bank loans	Agricultural bank	4.79	$514,218
Dec.7, 2018	Collateralized bank loans	Agricultural bank	4.57	$1,989,532
Dec.7, 2018	Collateralized bank loans	Agricultural bank	4.57	$1,759,971
Total				$17,547,672

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 16 — SHORT TERM BANK LOANS (cont.)

Maturity Date	Type	Bank Name	December 31, Interest Rate per Annum (%)	2018
Mar.5, 2019	Guaranteed bank loans	Rural commercial bank	5.00	$2,185,569
Mar.7, 2019	Guaranteed bank loans	Rural commercial bank	5.00	$2,914,093
Mar.12, 2019	Guaranteed bank loans	Rural commercial bank	5.00	$2,185,569
Sept.6, 2019	Guaranteed bank loans	Bank of Communications	4.79	$1,165,637
Nov.8, 2019	Collateralized bank loans	Agricultural bank	4.57	$1,602,751
Nov.12, 2019	Collateralized bank loans	Agricultural bank	4.57	$1,282,201
Nov.20, 2019	Collateralized bank loans	Agricultural bank	4.57	$1,311,342
Nov.26, 2019	Guaranteed bank loans	Agricultural bank	4.79	$489,568
Dec.4, 2019	Collateralized bank loans	Agricultural bank	4.57	$3,569,763
Apr.1, 2019	Guaranteed bank loans	Bank of Hangzhou	5.66	$2,914,092
Total				$19,620,585

All short term bank loans are obtained from local banks in China and are repayable within one year. Normally banks will renew the loan facilities but will require full repayment on maturity under existing loan facility and then drawdown under the new facility.

The average annual interest rate of the short-term bank loans was 4.852% and 4.743% as of December 31, 2018 and 2017, respectively. The Company was in compliance with their financial covenants at December 31, 2018 and 2017, respectively.

Short-term loans are summarized as follow:

	December 31,
	2018	2017
Collateralized bank loans	$7,766,057	$8,157,081
Guaranteed bank loans	11,854,528	9,390,591
Total	$19,620,585	$17,547,672

NOTE 17 — LONG TERM BANK LOANS

Maturity Date	Type	Bank Name	December 31, Interest Rate per Annum (%)	2018
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$3,642,616
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$2,914,092
Total				$6,556,708

Maturity Date	Type	Bank Name	December 31, Interest Rate per Annum (%)	2017
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$4,591,228
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$3,060,818
Total				$7,652,046

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 18 — OTHER LONG TERM LIABILITIES

	December 31,
	2018	2017
Government subsidy	1,994,366	1,870,060
Total	$1,994,366	$1,870,060

Government subsidy consists of the following:

	December 31,
	2018	2017
Land purchase subsidy	$1,029,602	$1,089,651
Special funds for the development of industry and information technology	43,711	45,912
Financial discount	133,588	180,095
Special financial subsidies provided for industrial transformation and upgrading	101,508	135,696
Subsidies for the strategic emerging equipment manufacturing industry	81,352	100,752
Technical renovation subsidy of “Machines take the place of humans” in 2014	6,375	7,767
Coordinated innovation in strategic emerging equipment manufacturing industry\ Coordinate manufacturing subsidy funds	230,699	280,575
Financial subsidy funds for energy conservation and consumption reduction projects	24,630	29,612
Subsidies for the purchase of industrial robots	3,701
Special funds for the revitalization of the real economy	339,200
Total	$1,994,366	$1,870,060

Other long-term liabilities was $1,994,366 and $1,870,060 for the years ended December 31, 2018 and 2017, respectively.

NOTE 19 — GEOGRAPHICAL SALES AND SEGMENTS

Our management does not utilize operating segments to make decisions about the business. Management believes that it operates in one business segment.

Information for the Company’s sales by geographical area for the years ended December 31, 2018 and 2017 are as follows:

	December 31,
	2018	2017
Domestic Sales	$60,016,626	$48,888,741
International Sales	196,462	184,448
Total	60,213,088	49,073,189

	December 31,
	2018	2017
Major Product
Transmission boxes for Forklift	59,837,256	49,073,189
Transmission boxes for Non-Forklift (EV, etc.)	375,832	—
Total	60,213,088	49,073,189

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 20 — INCOME TAXES

Hong Kong SAR

Zhongchai Holding (Hong Kong) Limited is registered in the Hong Kong Special Administrative Region of the People’s Republic of China and is subject to 16.5% income tax for locally earned income, but is exempt from income tax for income or gains earned outside of Hong Kong. The Company had no sales revenue in Hong Kong for the years ended December 31, 2018 and 2017.

The PRC

According to the relevant laws and regulations in the PRC, foreign invested enterprises established prior to January 1, 2008 are entitled to full exemption from income tax for two years beginning with the first year in which such enterprise is profitable and a 50% income tax reduction for the subsequent three years. Zhejiang Zhongchai Machinery Co., Ltd. was entitled to an exemption during the two years ended December 31, 2007 and was subject to a 50% income tax reduction during the three years ended December 31, 2010. Starting from January 1, 2013, Zhejiang Zhongchai has been enjoying a tax rate of 15% as it is considered as a High and New Technology Enterprise by the PRC government, which may be renewable every three years if Zhejiang Zhongchai continues to obtain this award. Between January 1, 2016 and December 31, 2018, the company continue enjoyed this preferential tax rate. Between January 1, 2016 and December 31, 2018, Zhejiang Zhongchai continued enjoying this preferential tax rate.

Shengte, the wholly owned subsidiary, and Hengyu, the 62.5% owned subsidiary, respectively, of Zhejiang Zhongchai incorporated in the PRC, are both imposed at the standard income tax rate of 25%.

Enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2018 no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2018, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax The Company has analyzed the applicability of this law, as of December 31, 2018, and the Company has not accrued for PRC tax on such basis. The Company will continue to monitor changes in the interpretation or guidance of this law.

PRC tax law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.

The Company adopted the guidance in ASC 740 related to uncertain tax positions. The guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

As of December 31, 2018 and December 31, 2017, the Company did not have any liability for unrecognized tax benefits, and no interest related to unrecognized tax benefits and penalties as income tax expense was recognized for these years.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 20 — INCOME TAXES (cont.)

The Company files income tax returns with the annual settlement and payment of enterprise income tax system of PRC and is subject to examinations by the tax authorities in PRC for years after the establishment.

As of December 31, 2018 and December 31, 2017, the Company was not aware of any pending income tax examinations by PRC tax authorities and no accrued interest or penalties related to uncertain tax positions was recognized.

The tax years for 2015, 2016, and 2017 are subject to examination by the tax authorities according to the tax regulations of PRC. With few exceptions, as of December 31, 2018, the Company is no longer subject to examinations by PRC tax authorities for years before 2015.

As of December 31, 2018, there was approximately US$4.6 million retained earnings at the Company’s PRC subsidiary, Zhejiang Zhongchai’s account. Given the Company’s plan to expand into a new business line of automatic guided vehicles (“AGVs”) in near future, Zhejiang Zhongchai is prepared to be the future supplier of transmission boxes for the AGVs, and the board of Zhejiang Zhongchai does not intend to further repatriate these earnings to the Hong Kong parent company, Zhongchai Holding, but instead to reinvest into research and development, moldings, production line and fittings and tools to produce transmission boxes for AGVs, total expenditure of which estimated at approximately US$20 million. Zhejiang Zhongchai’s two subsidiaries in PRC, Shengte and Hengyu, had retained earnings of approximately US$0.5 million and accumulated loss of US$0.03 million, respectively, in their balance sheets as of December 31, 2018. Neither do they intend to distribute any current or future earnings, if any. Accordingly, the Company did not provide for the 10% PRC withholding tax on retained earnings as of December 31, 2018, which would be imposed on dividends distributed to the holding company outside China.

Income tax consisted of the following:

	December 31,
	2018	2017
Current	$1,469,911	$2,300,911
Deferred	(76,955)	(108,264)
Income tax	1,392,956	2,192,647

NOTE 21 — EARNINGS PER SHARES

Basic earnings per share are computed by dividing income attributable to holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

The following table sets forth the computation of basic and diluted earnings per share for the periods indicated:

	December 31,
	2018	2017
Net income attribute to the Company	$5,882,474	$(3,264,935)
Weighted average ordinary shares outstanding – basic and diluted	1,000,000	1,000,000
Basic and diluted earnings per share	$5.88	$(3.26)

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 22 — COMMITMENTS AND CONTINGENCIES

Guarantees and pledged collateral for bank loans to other parties:

(1)	Guarantees for bank loans to other parties

	December 31,
	2018	2017
Zhejiang Xinchai Co., Ltd.	$14,497,610	$15,227,572
Total	$14,497,610	$15,227,572

(2)	Pledged collateral for bank loans

As of December 31, 2018 and December 31, 2017, none of the Company’s land use rights or properties, plants and equipment was pledged as collateral securing bank loans to other parties.

(3)	Litigation

As of December 31, 2018 and 2017, there was no pending or threatened litigations known to the Company.

NOTE 23 — RELATED PARTY TRANSACTIONS

(a)	Names and Relationship of Related Parties:

Existing Relationship with the Company
Sinomachinery Holding Limited	Under common control of Peter Zuguang Wang
Cenntro Holding Limited	Sole shareholder of the Company
Zhejiang Kangchen Biotechnology Co., Ltd.	Under common control of Peter Zuguang Wang
Cenntro Smart Manufacturing Tech. Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Machinery Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Under common control of Peter Zuguang Wang
Xinchang County Jiuxin Investment Management Partnership (LP)(6)	Under control of Mr. Mengxing He, director and General Manager of Zhejiang Zhongchai and legal representative, executive director and general manager of Shengte

(b)	Summary of Balances with Related Parties:

	December 31,
	2018	2017
Due to related parties:
Sinomachinery Holding Limited(1)	$1,775,869	$1,775,869
Zhejiang Kangchen Biotechnology Co., Ltd(2)	65,567	68,868
Zhejiang Zhonggong Machinery Co., Ltd.(3)	1,276,691	1,191,574
Xinchang County Jiuxin Investment Management Partnership (LP)(4)	160,337
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.(5)	11,135	11,696
Cenntro Smart Manufacturing Tech. Co., Ltd.(6)	20,399	14,845
Total	$3,309,998	3,062,852

The balance of due to related parties as of December 31, 2018 and 2017 consisted of:

(1)	Overpayment from Sinomachinery Holding Limited for certain purchase order;

(2)	Temporary borrowings from Zhejiang Kangchen Biotechnology Co., Ltd.;

(3)	Unpaid balances for purchasing of materials and equipment from Zhejiang Zhonggong Machinery Co., Ltd.;

(4)	Dividends declared but unpaid to Xinchang County Jiuxin Investment Management Partnership (LP);

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 23 — RELATED PARTY TRANSACTIONS (cont.)

(5)	Unpaid balances for purchasing of materials from Zhejiang Zhonggong Agricultural Equipment Co., Ltd.;

(6)	Prepayment from Cenntro Smart Manufacturing Tech. Co., Ltd.

	December 31,
	2018	2017
Due from related parties:
Cenntro Holding Limited(7)	32,861,718	34,706,370
Total	$32,861,718	$34,706,370

The balance of due from related parties as of December 31, 2018 and 2017 consisted of:

(7)	Net other receivable from Cenntro Holding Limited in the amount of $32,861,718 and $34,706,370 as of December 31, 2018 and 2017, respectively, representing the proceeds of $36,636,262 and $38,480,914 from transfer of long-term investment to Cenntro Holding Limited in 2018 and 2017, offset by the unpaid dividend of $3,774,544 to Cenntro Holding Limited. Changes in USD numbers during the two years was due to change in exchange rate. In June 2017, Hengyu, the Company’s 62.5% owned subsidiary, sold the 16.23% of Sinomachinery Group Limited to Cenntro Holding Limited for RMB 321.92M. Cenntro Holding will pay the full balance due to Zhongchai Holding by October 27, 2020.

(c)	Summary of Related Party Transactions:

A summary of trade transactions with related parties during the two years ended December 31, 2018 and 2017 is as follows:

		December 31,
		2018	2017
Purchases from related parties:
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Purchase of materials	$—	$769,040
Zhejiang Zhonggong Machinery Co., Ltd.	Purchase of materials and equipment	1,023,680	1,396,045

		December 31,
		2018	2017
Sales to related parties:
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Sale of goods	$—	$31,274
Zhejiang Zhonggong Machinery Co., Ltd.	Sale of goods	7,621	35,359
Cenntro Smart Manufacturing Tech. Co., Ltd.	Provision services and Sale of goods	611,282	30,239
Cenntro Holding Limited	Sale of investment	—	49,266,689

NOTE 24 — EQUITY INCENTIVES

Zhongchai Holding paid RMB31.6 million (approximately $4.7 million) to Mr. Mengxing He, general manager of Zhejiang Zhongchai as a reward for his past performance and incentive for his continuous contribution to Zhejiang Zhongchai. Mr. He then invested these funds in Zhejiang Zhongchai through Xinchang County Jiuxin Investment Management Partnership (LP), an entity that Mr. He controls, in exchange for 10.53% of the outstanding equity interests in Zhejiang Zhongchai. The difference between the fair market value of such equity interests in Zhejiang Zhongchai, or RMB52.7 million (approximately $7.8 million), and the actual consideration paid was charged as an equity incentive fee of approximately RMB21.1 million (approximately $3.1 million) in general and administrative expenses.

ZHONGCHAI HOLDING (HONG KONG) LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 24 — EQUITY INCENTIVES (cont.)

The Company identified the fair market value of such equity interests as Level 3 instruments due to the fact that little or no market data exists, thus the company develop its own assumptions. Income approach — in this approach, the discounted cash flow method was used to capture the present value of the expected future economic cash outflows to be derived, based on an appropriate discount rate.

NOTE 25 — SUBSEQUENT EVENTS

We have evaluated all events or transactions that occurred after December 31, 2018 up through July 12, 2019, the date the financial statements were issued. The company had no subsequent events that need to be disclosed, except as follows:

Zhongchai Holding and its shareholders are in discussion with Greenland Acquisition Corporation (“Greenland”), a British Virgin Islands business company with limited liability, regarding a business combination for Greenland to purchase all outstanding shares of Zhongchai Holding, the final terms of which are expected to be agreed upon in the near future.

On December 19, 2018, Zhejiang Zhongchai conducted a “sale and leaseback” transaction with Shanghai Dingce Financial Leasing Co., Ltd. (hereinafter referred to as “Dingce”), under which Zhongchai nominally ‘sold’ a set of manufacturing equipment (with original value of RMB54,946,371.88) to Dingce for RMB25,000,000, and hence leased the equipment back. Simultaneously Zhejiang Zhongchai pledged the leased equipment with Dingce as a security. Term of the lease is 36 months starting from January 3, 2019 to January 2, 2022, and total rental payment under the lease contract adds up to RMB28,179,685.08. The two shareholders of Zhejiang Zhongchai, namely Zhongchai Holding and Jiuxin, respectively, pledged 8.947% and 1.053% of their ownership interest in Zhejiang Zhongchai with Dingce on January 2, 2019 and December 21, 2018, respectively, as security for the lease transaction, representing US$2,560,000 and $301,294.30, respectively, based on par value of registered capital of Zhejiang Zhongchai.